As filed with the Securities and Exchange Commission on February 8, 2021

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Sientra, Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-5551000
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(805) 562-3500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Ronald Menezes

Chief Executive Officer

Sientra, Inc.

420 South Fairview Avenue, Suite 200

Santa Barbara, CA 93117

(805) 562-3500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Michael S. Kagnoff, Esq.

Patrick J. O’Malley

H. Thomas Felix

DLA Piper LLP (US)

4365 Executive Drive, Suite 1100

San Diego, CA 92121

Tel: (858) 677-1400

Fax: (858) 677-1401

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ 333-231288

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer , a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price (1)	Amount of registration fee (2)
Common Stock, par value $0.01 per share	$7,000,000	$763.70

(1)

The registrant previously registered securities at an aggregate offering price not to exceed $150,000,000 on a Registration Statement on Form S-3 (File No. 333-231288), which was filed by the registrant on May 8, 2019 and declared effective on May 22, 2019 (the “Prior Registration Statement”). In accordance with Rule 462(b) under the Securities Act of 1933, as amended, an additional amount of securities having a proposed maximum aggregate offering price of $7,000,000 is hereby registered, which includes shares issuable upon the exercise of the underwriters’ option to purchase additional shares, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. In no event will the maximum aggregate offering price of all securities issued pursuant to this Registration Statement and the Prior Registration Statement exceed that registered under such registration statements.

(2)

Pursuant to Rule 457(o) of the rules and regulations under the Securities Act of 1933, as amended, the registration fee has been calculated on the basis of the maximum aggregate offering price and the number of securities being registered has been omitted.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) promulgated under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This registration statement is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement relates to the public offering of common stock of the Registrant contemplated by the Registration Statement on Form S-3, as amended (File No. 333-231288), originally filed with the Commission by the Registrant on May 8, 2019, as amended (the “Prior Registration Statement”), and is being filed for the sole purpose of registering additional securities of the same class as were included in the Prior Registration Statement. The contents of the Prior Registration Statement and all exhibits thereto are hereby incorporated by reference.

The required exhibits, opinion, and consents are listed on the Exhibit Index attached hereto and filed herewith.

Exhibit Index

Exhibit Number	Description

5.1	Opinion of DLA Piper LLP (US)

23.1	Consent of KPMG LLP

23.2	Consent of DLA Piper LLP (US) (included in Exhibit 5.1)

24.1*	Power of Attorney

*	Previously filed with the Registrant’s Registration Statement on Form S-3, as amended, originally filed with the Commission on May 8, 2019 and incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized in the City of Santa Barbara, State of California, on February 8, 2021.

SIENTRA, INC.

By:	/s/ Ronald Menezes
Ronald Menezes
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ronald Menezes Ronald Menezes	President and Chief Executive Officer (Principal Executive Officer)	February 8, 2021

/s/ Paul Little Paul Little	Chief Financial Officer, Senior Vice President and Treasurer (Principal Financial and Accounting Officer)	February 8, 2021

/s/ Caroline Van Hove Caroline Van Hove	Executive Chair	February 8, 2021

* Mary M. Fisher	Director	February 8, 2021

* Kevin C. O’Boyle	Director	February 8, 2021

* Philippe A. Schaison	Director	February 8, 2021

* Nicholas Simon	Director	February 8, 2021

* Keith Sullivan	Director	February 8, 2021

*By:	/s/ Paul Little
Paul Little
Attorney-in-fact